EXHIBIT 21.1


               SUBSIDIARIES OF MIDAMERICAN ENERGY HOLDINGS COMPANY
                             AS OF DECEMBER 31, 1996

                                                         Jurisdiction
Subsidiary                                             of Incorporation
----------                                             ----------------

MidAmerican Energy Company                                  Iowa

MidAmerican Capital Company                                 Delaware

Midwest Capital Group, Inc.                                 Iowa

AmGas, Inc.                                                 Iowa

Continental Power Exchange, Inc.                            Delaware

InterCoast Capital Company                                  Delaware

InterCoast Energy Company                                   Delaware

InterCoast Oil and Gas Company (1)                          Delaware

InterCoast Power Company                                    Delaware

IWG Co. 3                                                   Delaware

IWG Co. 9                                                   Delaware

MWR Investments, Inc.                                       Iowa


As of the end of the year covered by this report, MidAmerican Energy Holdings Company's remaining subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as defined in Rule 1-02(w) of Regulation S-X.

(1) Sold in January of 1997.